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                                                        Exhibit 10.19
                               BAY NETWORKS, INC.

                              EMPLOYMENT AGREEMENT

          This Agreement is made by and between Bay Networks, Inc. (the "Company"), and David House ("Executive").

          1. Duties and Scope of Employment.

             (a) Position: Employment Commencement Date. The Company shall employ the Executive as the President and Chief Executive Officer of the Company reporting to the Board of Directors of the Company (the "Board"). Additionally, Executive shall serve as Chairman of the Board during the period of his employment hereunder. Executive's employment with the Company and tenure as Chairman of the Board pursuant to this Agreement shall commence on October 30, 1996 (the "Effective Date").

             (b) Obligations. Executive shall devote his full business efforts and time to the Company. Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board, provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization without the approval of the Board, so long as such activities do not interfere with his duties and obligations under this Agreement; provided, further that (i) Executive may maintain his membership and participation as a member of the board of directors of Merisel, Inc., and (ii) that for a reasonable period of time following the Effective Date, on the order of six months, Executive may devote a reasonable amount of time to assisting his prior employer.

          2. Employee and Fringe Benefits. During his employment hereunder, Executive shall be eligible to participate in the employee benefit and fringe benefit plan and programs maintained by the Company for its senior executives at a level comparable to that of other senior executives of the Company.

          3. Compensation and Stock Options.

             (a) Base Salary. While employed by the Company pursuant to this Agreement, the Company shall pay the Executive as compensation for his services a base salary at the minimum annualized rate of $500,000 (the "Base Salary"). Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's salary shall be reviewed annually for possible raises in light of Executive's performance of his duties, as determined by the Board.

             (b) Bonus. Executive shall receive a bonus on account of the Company's 1997 fiscal year equal to one million dollars ($1,000,000), payable in a lump sum (subject to applicable withholding) promptly upon the close of the fiscal year. Executive's bonus target amount shall be







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reviewed annually for possible increases in light of Executive's performance of his duties, as determined by the Board.

             (c) Stock Options.

                 (i) Initial Grant. Executive shall be granted a stock option, which shall be, to the extent possible under the $100,000 rule of Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code") an "incentive stock option" (as defined in Section 422 of the Code) to purchase a total of one million five hundred thousand (1,500,000) shares of Company Common Stock, with a per share exercise price equal to $18.375. This option shall be for a term of eight years and shall vest at the rate of 25% of the shares originally subject to the option one year from the Effective Date and one-forty-eighth of the shares originally subject to the option each month thereafter (so as to be 100% vested four years after the Effective Date), conditioned upon Executive's continued employment with the Company as of each vesting date. The option shall be exercisable at any time, including by means of Executive entering into a fully recourse promissory note covering the aggregate exercise price, subject to Executive entering into a restricted stock purchase agreement with the Company with respect to any unvested shares. The shares covered by the stock option shall be registered on Form S-8 by the Company prior to the date of any vesting.

                 (ii) Sign-On Grant. On the Effective Date, Executive shall be granted an additional stock option to purchase a total five hundred thousand (500,000) shares of Company Common Stock, with a per share exercise price equal to $18.375. This option shall be for a term of eighteen months, subject to automatic ongoing extensions which may be multiple, each of ninety (90) days in duration, upon notice to the Company by Executive that Executive has reasonably deemed it imprudent to exercise the option or sell shares covered thereby by virtue of such actions potentially giving rise to liability to litigation. The option shall vest as to 100% of the shares originally subject to the option one year from the Effective Date, conditioned upon Executive's continued employment with the Company as of such vesting date. The option shall be exercisable at any time, including by means of Executive entering into a fully recourse promissory note covering the aggregate exercise price, subject to Executive entering into a restricted stock purchase agreement with the Company with respect to any unvested shares. The shares covered by the stock option shall be registered on Form S-8 by the Company prior to the date of any vesting.

          4. Expenses. The Company will pay or reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive's duties hereunder in accordance with the Company's established policies.

          5. Life Insurance. The Company will obtain and pay premiums for, during the term of Executive's employment hereunder, term life insurance for Executive in the amount of $1,000,000 payable to the beneficiary designated by Executive. Executive shall be fully "grossed-up" by the Company for this benefit so that the economic effect to Executive is the same as if this benefit was provided to Executive on a non-taxable basis.








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          6. Severance Benefits. If Executive's employment with the Company terminates involuntarily or if Executive terminates his employment with the Company voluntarily for "Good Reason" (as defined herein), then (i) Executive shall be entitled to receive a lump-sum severance payment from the Company, within 30 days of such termination, equal to twelve months' of Executive's Base Salary as in effect as of the date of such termination, plus 100% of Executives' target bonus for the year in which the termination occurs, plus a pro-rated target bonus equal to the bonus target amount for the year in which the termination occurs amount multiplied by a fraction, the numerator of which is the number of days from the Effective Date until the date of termination and the denominator of which is three hundred and sixty-five (all less applicable withholding), (ii) Executive's outstanding stock options and any stock subject to restricted stock purchase agreements shall have their vesting accelerated as to one year's additional vesting as of the date of termination, (iii) to the extent permitted by law, Executive's accounts under any Company deferred compensation plans or arrangements shall have their vesting accelerated as to one year's additional vesting as of the date of termination, including as to any amounts contributed by the Company, and (iv) the Company shall provide to Executive one hundred percent (100%) Company-paid health, dental, vision and life insurance coverage at the same level of coverage as was provided to Executive immediately prior to the date of termination (the "Company-Paid Coverage"). If such coverage included the Executive's dependents immediately prior to the date of termination, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue until the earlier of (x) one year from the date of termination, or (y) the date that the Executive and his dependents become covered under another employer's group health, dental, vision and life insurance plans that provide Executive and his dependents with comparable benefits and levels of coverage. For purposes of Title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Executive and his dependents shall be the date upon which the Company-Paid Coverage terminates.

          For this purpose, "Good Reason" is defined as (i) the significant reduction of the Executive's title, duties, authority or responsibilities, relative to the Executive's title, duties, authority or responsibilities as in effect immediately prior to such reduction; (ii) a reduction by the Company in the Base Salary or bonus target amount of the Executive as in effect immediately prior to such reduction; (iii) the relocation of the Executive to a facility or a location more than thirty (30) miles from the Executive's then present location, without the Executive's express written consent; (iv) any material breach of this Agreement by the Company, or (v) any act or set of facts or circumstances which would, under California case law or statute, constitute a constructive termination of the Executive.

          7. Change of Control. In the event of a change of control of the Company (i) Executive's outstanding stock options and any stock subject to restricted stock purchase agreements shall have their vesting accelerated as to one year's additional vesting (this would, for example, make the stock option referred to in subsection 3(c)(ii) hereof become fully vested if a change of control occurs in the year following the Effective Date), and (ii) if a change of control of the Company occurs within one year after the Effective Date, the Company shall pay Executive an amount equal to twelve months' of Executive's Base Salary as in effect as of the date immediately prior to such change of control, plus 100% of Executive's target bonus for the year in which the change of control occurs, plus a pro-rated target bonus equal to the bonus target amount for the year in which the change of control occurs







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amount multiplied by a fraction, the numerator of which is the number of days from the Effective Date until the date of the change of control and the denominator of which is three hundred and sixty-five (all less applicable withholding). For this purpose, "change of control of the Company" is defined as:

             (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; or

             (b) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors; provided, however, that such provision shall not be effective until November 5, 1997 (and the determination of who is an Incumbent Director shall be made as of such date) if Proposition 211 is approved by the voters of California on November 5, 1996. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof (or, if Proposition 211 is approved, as of November 5, 1997), or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

             (c) The consummation of a merger or consolidation of the Company with any other corporation other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

             (d) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets.

          8. Golden Parachute Excise Tax Gross-Up. In the event that the benefits provided for in this Agreement or otherwise payable to the Executive constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and will be subject to the excise tax imposed by Section 4999 of the Code, then the Executive shall receive (i) a payment from the Company sufficient to pay such excise tax, and
(ii) an additional payment from the Company sufficient to pay the excise tax and federal and state income taxes arising from the payments made by the Company to Executive pursuant to this sentence. Unless the Company and the Executive otherwise agree in writing, the determination of Executive's excise tax liability and the amount required to be paid under this Section 8 shall be made in writing by the Accountants. For purposes of making the calculations required by this Section 8, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith







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interpretations concerning the application of Sections 280G and 4999 of the
Code. The Company and the Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 8.

          9. Death and Disability. If (i) Executive dies or becomes partially or permanently disabled while employed by the Company, and (ii) the Company appoints a new Chairman of the Board, President or Chief Executive Officer or takes any action that would constitute Good Reason under Section 6 hereof, then Executive's outstanding stock options and any stock subject to restricted stock purchase agreements shall have their vesting accelerated in full so as to become 100% vested.

          10. Indemnification Insurance. Upon the commencement of his employment with the Company, Executive shall be offered an Indemnification agreement comparable in form and substance to agreements entered into by and between the Company and its executive officers and members of the Board. During the period of Executive's employment with the Company, the Company agrees to maintain director and officer liability insurance in scope and amounts reasonably satisfactory to Executive, to the extent available. Following the termination of Executive's employment or directorship for any reason, the Company agrees to honor the indemnification agreement previously entered into with Executive.

          11. Enforcement. In the event of any action to enforce the terms of this Agreement, the prevailing party in such action shall be entitled to such party's reasonable costs and expenses of enforcement including, without limitation, reasonable attorneys' fees.

          12. Assignment. This Agreement shall be binding upon and inure to the benefit of (a) the heirs, executors and Legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.

          13. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by registered or certified mail, or sent by Federal Express or a similar private delivery company, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

         If to the Company:            Bay Networks, Inc.
                                       4401 Great America Parkway
                                       Santa Clara, CA 95052





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         If to Executive:              David House
                                       HOME ADDRESS REDACTED

          14. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          15. Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersedes and replaces any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

          16. No Oral Modification, Cancellation or Discharge. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Company.

          17. Governing Law. This Agreement shall be governed by the laws of the State of California.

          18. Effective Date. This Agreement is effective immediately after it has been signed.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below.

BAY NETWORKS.  INC.


By: /s/ MONTGOMERY KERSTEN                  /s/ PAUL J. SEVERINO
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                                                   Signature

Date:  10/29/96
     ---------------------

DAVID HOUSE


Date:  10/29/96                             /s/ DAVID L. HOUSE
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                                                   Signature













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